Exhibit 10.25

CALYXT, INC.

2017 RESTRICTED STOCK UNIT SUB-PLAN

FOR FRENCH EMPLOYEES AND DIRECTORS

1. Introduction. The Board of Calyxt, Inc. has established a 2017 Omnibus Incentive Plan (the “Plan”) for the benefit of certain employees and directors of the Company and its subsidiary, parent and affiliate companies, including Cellectis S.A., which held directly or indirectly at least 10% of the share capital of the Company. Section 20 of the Plan specifically authorizes the Administrator to adopt procedures and forms relating to the Plan as it deems advisable with respect to foreign participants. The Board, therefore, intends to establish a sub-plan for France of the Plan for the purpose of granting restricted stock units which may qualify for the favourable tax and social security treatment in France applicable to shares granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code as amended to qualifying employees and directors under the Plan who are resident in France for French tax purposes.

The terms of the Plan, as subsequently amended and as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the rules of the 2017 Omnibus Incentive Plan for French Participants.

Under this Sub-Plan, the qualifying employees and directors will be granted only restricted stock units. The provisions of Sections 8 to 13 of the 2017 Omnibus Incentive Plan permitting the grant of Nonstatutory Stock Options, Incentive Stock Options, SARs, restricted stocks, Performance Awards, Deferred Awards, Other Cash-Based Awards or Other Share-Based Awards are not applicable to grants made under this Sub-Plan. The grant of restricted stock units is authorized under the Section 10 of the 2017 Omnibus Incentive Plan.

For the avoidance of doubt, this Sub-Plan shall become effective provided that the Common Stocks of Calyxt, Inc. are listed on a regulated market of the European Union or on the National Association of Securities Dealers Inc. Automated Quotation (“Nasdaq”) System or on the New York Stock Exchange in the United States of America.

2. Definitions. The following definitions of the Plan are amended as follows:

(a) “Affiliate” means any corporation (other than the Company) of which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company.

(b) “Award” means any award of an RSU under this Sub-Plan.

(c) “Director” means, as of any date and provided that the Common Stock is listed on a regulated market of the European Union or on the Nasdaq System or on the New York Stock Exchange in the United States of America, any French resident who is a member of the board of director of any Affiliate or Parent;

it being specified that no Awards of RSUs may be made to a member of the board of directors of the Company or any Subsidiary in such capacity.

For French Affiliate and Parent, the members of the board of director eligible to be granted an Award under this Sub-Plan, subject to this definition of Director, are limited to the chairman of the board of directors (président du conseil d’administration), the general manager (directeur général) and the deputy general managers (directeurs généraux délégués).

(d) “Disability” means total and permanent disability, as defined under Applicable Laws, i.e., a disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended.

(e) “Employee” means, as of any date and provided that the Common Stock is listed on a regulated market of the European Union or on the Nasdaq System or on the New York Stock Exchange in the United States of America, any French resident who is employed by the Company or by any Subsidiary, Affiliate or Parent under the terms and conditions of an employment contract.

(f) “Parent” means a corporation which owns directly or indirectly at least ten percent (10%) of the share capital or voting rights of the Company.

(g) “Restricted Stock Unit” or “RSU” means a contractual right granted pursuant to Section 10 of the Plan that is denominated in Shares. Each RSU represents a right to receive one Share at no cost in accordance with conditions set forth in Articles L. 225-197-1 through L. 225-197-6 of the French Commercial Code. Notwithstanding any provisions of the Plan, a French Participant holding RSUs granted under the Sub-Plan shall not be entitled to shareholders’ rights prior to the Vesting Date (including dividend and voting rights); nor shall a French Participant be entitled to receive on vesting an amount in cash in lieu of Shares.

(h) “Subsidiary” means a corporation of which at least ten percent (10%) of the share capital or voting rights is held directly or indirectly by the Company.

Section 1 of the Plan is also completed as follows:

(a) “French Participant” means a Participant whose Award is issued in reliance on Sections L. 225-197-1 through L. 225-197-16 of the French Commercial Code.

(b) “Sub-Plan” means this Calyxt, Inc. 2017 Restricted Stock Unit Sub-Plan for French Employees and Directors.

(c) “Grant Date” means the date on which the Administrator both (i) designates the French Participants and (ii) specifies the terms and conditions of the RSUs, including the number of Shares to be issued at a future date, the conditions for the vesting of the RSUs, and the conditions of the transferability of the Shares once issued.

(d) “Vesting Date” means the date on which the RSUs become vested, as specified by the Administrator. In principle, the Shares underlying the RSUs are issued upon vesting. To qualify for the French favourable tax and social security regime, such Vesting Date shall not occur prior to the first anniversary of the Grant Date, as required under Section L. 225-197-1 of the French Commercial Code, as amended, or in the French Tax Code or in the French Social Security Code, as amended.

3. Eligibility.

(a) Recipients of Grants. Section 3(a) of the Plan is amended as follows:

Any Employee or Director shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by Applicable Laws or accounting or tax rules and regulations.

(b) Type of Award. Section 3(b) of the Plan is amended as follows:

Each Award shall be designated in the Award Agreement as a RSU granted under the Sub-Plan.

(c) Substitute Awards. Section 3(c) of the Plan is not applicable for Awards made further to the present Sub-Plan.

(d) No Employment Rights. The present Sub-Plan does not amend Section 3(d) of the Plan.

4. Administration of the Plan.

The present Sub-Plan does not amend Section 4 of the Plan.

5. Stock Subject to the Sub-Plan.

The present Sub-Plan does not amend Section 5 of the Plan.

6. Limitations on Grants to Participants.

Section 6 is amended as follows:

(a) Subject to adjustment as provided in Section 17 below, the maximum aggregate number of Shares that may be subject to Awards granted to any one person under the Plan for any fiscal year of the Company shall be RSUs that relate to no more than 200,000 Shares.

(b) Notwithstanding any provision in the Plan to the contrary, a grant of RSUs may not result in a the total number of Shares resulting from RSUs granted to French Participants in accordance with conditions set forth in Articles L. 225-197-1 through L. 225-197-6 of the French Commercial Code exceeding ten percent (10%) of the Company’s share capital.

(c) Notwithstanding any provision in the Plan to the contrary, RSUs may not be granted to French Participant owning more than ten percent (10%) of the Company’s share capital.

(d) Notwithstanding any provisions in the Plan to the contrary, a grant of RSUs may not result in a French Participant holding more than ten percent (10%) of the Company’s Shares.

(e) The Shares issued under the Plan may be authorized, but unissued or reacquired Shares. If an Award should be forfeited, expire, terminate, lapse or become unexercisable for any reason without having been exercised in full or be settled in cash, in whole or in part, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grants under the Plan. Any Shares which are retained by the Company upon exercise of an Award in order to satisfy (i) the exercise or purchase price for such Award or (ii) any withholding taxes due with respect to such Award and Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grants under the Plan.

7. Term of the Sub-Plan.

Section 7 of the Plan is completed as follows:

The Sub-Plan shall become effective as of the date of its adoption by the Board. It shall continue in effect until the termination of the Plan unless terminated earlier under Section 20 of the Sub-Plan.

8. Options.

Section 8 of the Plan is not applicable for Awards made further to the present Sub-Plan.

9. SARs.

Section 9 of the Plan is not applicable for Awards made further to the present Sub-Plan.

10. Restricted Stocks and RSUs.

Section 10 of the Plan is amended as follows:

The Administrator is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

(a) Vesting of RSUs. RSUs will not vest prior to the relevant anniversary of the Grant Date specified by the Administrator and in any case will not vest prior to the first anniversary of the Grant Date. However, notwithstanding the above, in the event of the death of a French Participant, all of his or her outstanding RSUs shall vest and Shares shall be issued as set forth in Section 14 of this Sub-Plan.

(b) Holding of Shares. The French Participants must hold the Shares issued pursuant to the RSUs until the relevant anniversary of the Vesting Date specified by the Administrator, if any, and in any case until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended or under the French Tax Code or French Social Security Code as amended. This holding period will continue to apply even after the French Participant is no longer an Employee or Director.

However, notwithstanding the above, in the event of the death or Disability of a French Participant, his or her heirs or the French Participant may freely sell the Shares issued pursuant to the RSUs.

(c) French Participant’s Account. The Shares issued to a French Participant shall be recorded in an account in the name of the French Participant with the Company or a broker or in such other manner as the Company may otherwise determine to ensure compliance with applicable restrictions provided by law.

(d) Cash Dividends. French Participants shall not be granted any cash dividends with respect to a RSU, applicable to the period commencing on the Grant Date and terminating on the Vesting Date.

11. Performance Awards.

Section 11 of the Plan is not applicable for Awards made further to the present Sub-Plan.

12. Deferred Awards.

Section 12 of the Plan is not applicable for Awards made further to the present Sub-Plan.

13. Other Cash-Based Awards and Other Share-Based Awards.

Section 13 of the Plan is not applicable for Awards made further to the present Sub-Plan.

14. Exercise of Awards.

(a) General. The present Sub-Plan does not amend Section 14(a) of the Plan.

(b) Termination of Employment or Director Relationship. Section 14(b) of the Plan is amended as follows:

The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Award shall remain exercisable, if at all, following termination of a Participant’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Award Agreement does not specify the terms and conditions upon which an Award shall terminate upon termination of a Participant’s Continuous Service Status, the following provisions shall apply:

(i) General Provisions. If the Participant (or other person entitled to receive the underlying Shares) does not satisfy the conditions for the vesting of the RSUs as specified by the Administrator upon the Grant Date, the Award shall revert to the Sub-Plan. In no event may any Award be vested after the expiration of the Award term as set forth in the Award Agreement (and subject to Section 8(a) above), except in the event of death of a French Participant as described below.

(ii) Termination other than Upon Disability or Death. In the event of termination of a Participant’s Continuous Service Status other than under the circumstances set forth in subsection (iii) below, unvested RSUs by the French Participants at the time of the Employee or Director’s termination will be forfeited as of the date of such termination.

(iii) Death of Participant. In the event of the death of a French Participant, the unvested RSUs held by the French Participants at the time of death are transferable to the French Participant’s heirs. The Company shall issue the underlying Shares to the French Participant’s heirs, at their request, if such request occurs within six months following the death of the French Participant, as provided for in the Award Agreement. If the French Participant’s heirs do not request the issuance of the Shares underlying the RSUs within six months following the French Participant’s death, the RSUs will be forfeited.

15. Taxes. Section 15 of the Plan is amended as follows:

As a condition of the grant and vesting of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding the Award) shall make such arrangements as the Administrator may require for the satisfaction of any French and U.S. federal, state or local withholding obligations or foreign tax withholding obligations that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

16. Non-Transferability of Awards. Section 16 of the Plan is amended as follows:

An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution during the lifetime of the Participant.

17. Adjustments Upon Changes in Capitalization or Merger.

Section 17 of the Plan is completed as follows:

If the modification or adjustment is contrary to the conditions set forth in Article L. 225-197-1 through L. 225-197-6 of the French Commercial Code, the Awards may no longer qualify as French-qualified RSUs. If the Awards no longer qualify as French-qualified RSUs, the Administrator may, provided it is authorized to do so under the Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Awards of RSUs or the sale of the shares which may have been imposed under this Sub-Plan or in the Award Agreement delivered to the Participant.

18. Time of Granting Options.

Section 18 of the Plan is not applicable for Awards made further to the present Sub-Plan.

19. General Provisions Applicable to Awards.

Section 19 of the Plan is amended as follows:

(a) Awards shall be granted for no consideration.

(b) Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) No Award, no right under any Award and no Shares underlying an Award shall be assignable, alienable, saleable or transferable by a French Participant until the end of the holding period as defined under Section 10(b) of this Sub-Plan otherwise than by will or pursuant to the laws of descent and distribution.

(d) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) The Administrator may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

20. Amendment and Termination.

The present Sub-Plan does not amend Section 20 of the Plan.

21. Conditions Upon Issuance of Shares.

The present Sub-Plan does not amend Section 21 of the Plan.

22. Beneficiaries.

Section 22 of the Plan is not applicable for Awards made further to the present Sub-Plan.

23. Addenda.

The present Sub-Plan does not amend Section 23 of the Plan.

24. Cancellation or “Clawback” of Awards.

The present Sub-Plan does not amend Section 24 of the Plan.

25. Restrictive Covenants.

The present Sub-Plan does not amend Section 25 of the Plan.

26. Compliance with Section 409A and 457A of the Code.

Section 26 of the Plan is not applicable for Awards made further to the present Sub-Plan.

27. Successors and Assigns.

The present Sub-Plan does not amend Section 27 of the Plan.

28. Data Privacy.

The present Sub-Plan does not amend Section 28 of the Plan.

29. Governing Law.

The present Sub-Plan does not amend Section 29 of the Plan.

30. Waiver of Jury Trial.

The present Sub-Plan does not amend Section 30 of the Plan.

31. Dispute Resolution.

The present Sub-Plan does not amend Section 31 of the Plan.

Approved by the Board on June 23, 2017.